                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                   FORM 8-K/A
                                Amendment No. 1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)           May 15, 2000
                                                 -------------------------------

                        VOICESTREAM WIRELESS CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

Washington                           000-25441                   91-1956183
--------------------------------------------------------------------------------
(State or Other Jurisdiction        (Commission                (IRS Employer
of Incorporation)                   File Number)             Identification No.)



3650 131st Avenue S.E. Bellevue, Washington                         98006
--------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code         (425) 653-4600
                                                   -----------------------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

            The following financial statements required by Item 7 with respect to VoiceStream Wireless Corporation's acquisition of Aerial Communications, Inc. through the merger of a subsidiary of VoiceStream with and into Aerial, are filed as part of this report:

      (a)   Financial statements of businesses required.
                                                                            Page

                  Consolidated statements of operations ..................    2
                  Consolidated statements of cash flows ..................    3
                  Consolidated balance sheets ............................    4
                  Notes to Consolidated Financial Statements .............    5

                  AERIAL COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)


                                                         Three Months Ended
                                                              March 31,
                                                      -------------------------
                                                        2000            1999
                                                      ---------       ---------
                                                        (Dollars in thousands,
                                                       except per share amounts)
OPERATING REVENUES
   Service                                            $  61,925       $  44,098
   Equipment sales                                        5,604           6,443
                                                      ---------       ---------
   Total Operating Revenues                              67,529          50,541

OPERATING EXPENSES
   System operations                                     22,613          20,353
   Marketing and selling                                 25,305          20,077
   Customer service                                      10,752           9,851
   Cost of equipment sold                                18,732          12,402
   General and administrative                            18,026          15,921
   Depreciation                                          24,196          19,882
   Amortization of intangibles                            1,848           1,889
                                                      ---------       ---------
      Total Operating Expenses                          121,472         100,375
                                                      ---------       ---------

OPERATING (LOSS)                                        (53,943)        (49,834)

INVESTMENT AND OTHER INCOME
   Minority share of loss (income)                       11,655          (8,043)
   Other income (expense), net                            3,901            (636)
                                                      ---------       ---------
       Total Investment and Other Income                 15,556          (8,679)
                                                      ---------       ---------

(LOSS) BEFORE INTEREST AND INCOME  TAXES                (38,387)        (58,513)

INTEREST EXPENSE
   Interest expense-affiliate                             4,122          17,036
   Interest expense-other                                 6,330           5,008
                                                      ---------       ---------
      Total Interest Expense                             10,452          22,044
                                                      ---------       ---------

(LOSS) BEFORE INCOME TAXES                              (48,839)        (80,557)
   Income tax expense (benefit)                             606        (113,934)
                                                      ---------       ---------
NET (LOSS) INCOME                                     $ (49,445)      $  33,377
                                                      =========       =========

WEIGHTED AVERAGE COMMON AND
   SERIES A COMMON SHARES (000s)                         95,504          71,804

(LOSS) INCOME PER COMMON AND SERIES
   A COMMON SHARE (Basic and Diluted)                 $   (0.52)      $    0.46
                                                      =========       =========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                  AERIAL COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)


                                                                             Three Months ended
                                                                                  March 31,
                                                                          -------------------------
                                                                            2000            1999
                                                                          ---------       ---------
                                                                            (Dollars in Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (Loss) Income                                                      $ (49,445)      $  33,377
   Add (Deduct) adjustments to reconcile net (loss) income
      to net cash (used) provided by operating activities
   Depreciation and amortization                                             26,044          21,771
   Noncash interest expense                                                   4,826           4,440
   Change in deferred taxes                                                     606             566
   Equity (income) loss on investments                                          (99)            100
   Minority share of operating (loss) income                                (11,655)          8,043
   Loss on sale of property and equipment                                       298               6
   Change in accounts receivable-customer                                    (1,505)         (1,494)
   Change in inventory                                                       (1,462)         (1,530)
   Change in accounts payable-affiliates                                      2,999              43
   Change in accounts payable-trade                                          (2,355)        (16,227)
   Change in accrued interest-affiliate                                       3,149           2,067
   Change in other assets and liabilities                                    (4,719)          1,557
                                                                          ---------       ---------
                                                                            (33,318)         52,719
                                                                          ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES
   Borrowings under the Revolving Credit Agreement-TDS                       52,000          66,853
   Repayments of borrowings under the Revolving Credit Agreement-TDS             --        (114,500)
   Issuance of common stock                                                  (4,445)            739
                                                                          ---------       ---------
                                                                             47,555         (46,908)
                                                                          ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES
   Additions to property and equipment                                       (9,773)         (5,253)
   Change in temporary cash and other investments                            (3,355)           (671)
                                                                          ---------       ---------
                                                                            (13,128)         (5,924)
                                                                          ---------       ---------
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                                                1,109            (113)
CASH AND CASH EQUIVALENTS-
   Beginning of period                                                       19,887           4,943
                                                                          ---------       ---------
   End of period                                                          $  20,996       $   4,830
                                                                          =========       =========


The accompanying notes to consolidated financial statements are an integral part of these statements.

                  AERIAL COMMUNICATIONS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                       (Unaudited)
                                                                         March 31,       December 31,
                                                                           2000              1999
                                                                       -----------       ------------
                                     ASSETS                                (Dollars in Thousands)
CURRENT ASSETS
   Cash and cash equivalents                                           $    20,996       $    19,887
   Accounts receivable
      Customer, less allowance of $5,497 and $3,767, respectively           30,047            28,542
      Roaming                                                                4,070             3,079
      Other                                                                  3,133             1,951
   Inventory                                                                 9,798             8,336
   Prepaid rent                                                              3,834             3,920
   Other                                                                     2,111             1,347
                                                                       -----------       -----------
                                                                            73,989            67,062
                                                                       -----------       -----------
PROPERTY and EQUIPMENT
   In service and under construction                                       841,193           816,757
   Less accumulated depreciation                                          (220,961)         (196,844)
                                                                       -----------       -----------
                                                                           620,232           619,913
                                                                       -----------       -----------
INVESTMENTS
   Investment in PCS licenses-net of accumulated
      amortization of $21,446 and $19,597, respectively                    280,086           281,934
   Other                                                                     6,717             3,263
                                                                       -----------       -----------
                                                                           286,803           285,197
                                                                       -----------       -----------
DEFERRED COSTS                                                                 197               204
                                                                       -----------       -----------
TOTAL ASSETS                                                           $   981,221       $   972,376
                                                                       ===========       ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable
      Affiliates                                                       $     2,999       $        --
      Trade                                                                 31,518            35,230
   Current portion of long-term debt                                       121,273           103,765
   Accrued interest-affiliate                                                3,302               153
   Accrued compensation                                                      6,552             9,732
   Accrued taxes                                                             7,325             7,419
   Other                                                                     4,971             4,675
                                                                       -----------       -----------
                                                                           177,940           160,974
                                                                       -----------       -----------
REVOLVING CREDIT AGREEMENT-TDS                                              89,786            37,786
                                                                       -----------       -----------
LONG-TERM DEBT                                                             255,664           250,846
                                                                       -----------       -----------
DEFERRED TAX LIABILITY-NET                                                  18,378            17,772
                                                                       -----------       -----------
MINORITY INTEREST                                                           82,709            94,364
                                                                       -----------       -----------

COMMON SHAREHOLDERS' EQUITY
   Common Shares, par value $1.00 per share                                 42,967            42,289
   Series A Common Shares, par value $1.00 per share                        52,924            52,924
   Additional paid-in capital                                            1,110,469         1,115,592
   Retained deficit                                                       (849,616)         (800,171)
                                                                       -----------       -----------
                                                                           356,744           410,634
                                                                       -----------       -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $   981,221       $   972,376
                                                                       ===========       ===========


The accompanying notes to consolidated financial statements are an integral part of these statements.

                  AERIAL COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. The consolidated financial statements included herein have been prepared by Aerial Communications, Inc. ("Aerial" or the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K and in the VoiceStream Wireless Corporation ("VoiceStream") Form 8-K filed on March 22, 2000.

   The accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring items) necessary to present fairly the financial position as of March 31, 2000, and December 31, 1999, the results of operations for the three months ended March 31, 2000 and 1999, and the cash flows for the three months ended March 31, 2000 and 1999.

   Certain amounts reported in prior periods have been reclassified to conform to the current period presentation.

2. VoiceStream Merger. On May 4, 2000, VoiceStream and Aerial merged their two companies. Pursuant to the Agreement and Plan of Reorganization which was approved by VoiceStream's and Aerial's Boards of Directors on September 17, 1999, VoiceStream exchanged 0.455 shares of VoiceStream common stock for each of the Company's Common and Series A Common Shares.

3. Minority Interest. On September 8, 1998, pursuant to the terms of a Purchase Agreement (the "Purchase Agreement") between Telephone and Data Systems, Inc. ("TDS"), the Company, Aerial Operating Company, Inc. ("AOC") and Sonera Corporation, a company organized under the laws of Finland and formerly known as Sonera Ltd. ("Sonera"), Sonera purchased approximately 2.4 million shares of common stock of AOC representing a 19.4% equity interest in AOC for an aggregate purchase price of $200 million.

   On September 17, 1999, TDS, Aerial, AOC, VoiceStream and Sonera entered into a Settlement and Release providing for the Sonera-Aerial Investment. In accordance with the Sonera-Aerial Investment, on November 1, 1999, Sonera invested an aggregate of $230 million in Aerial and AOC at an equivalent purchase price of $22.00 per share of Aerial common stock. Aerial issued 3.4 million Aerial Common Shares to Sonera in consideration for $75 million and AOC issued 1.0 million shares of AOC common stock to Sonera in consideration for $155 million. Additionally, Sonera surrendered 317,108 shares of AOC stock on November 1, 1999.

   On May 4, 2000, Sonera, pursuant to the Sonera-Aerial Investment, surrendered an additional 317,108 shares of AOC stock. Immediately prior to the merger becoming effective, Sonera converted (at a conversion ratio of 6.72919) its
   2.8 million shares of AOC common stock into 19.0 million Common Shares of Aerial Communications, Inc. Sonera then exchanged its 22.4 million Aerial Common Shares into VoiceStream Common Shares at an exchange ratio of 0.455 shares of VoiceStream for each Aerial Common Share.

   Minority share of loss of $11.7 million represents Sonera's share of AOC's consolidated net loss for the first quarter of 2000.

4. Revolving Credit Agreement. Under the TDS Revolving Credit Agreement, as amended, AOC may borrow up to a maximum amount (the "Maximum Amount"), less the amount of certain financing obtained by AOC or Aerial, including the amount of any borrowings under the Nokia 1998 Credit Agreement. In March 2000, the TDS and Aerial Boards of Directors approved an amendment to the Revolving Credit Agreement which changed the maturity date from April 2, 2000, to May 4, 2000, the date of the merger close with VoiceStream.

   As of March 31, 2000, the Maximum Amount available under the TDS Revolving Credit Agreement was $355 million and the amount available for borrowing by AOC was approximately $143.9 million. The interest rate under the Revolving Credit Agreement is equal to the prime rate plus 2.35%. Interest on the balance due under the Revolving Credit Agreement is payable quarterly and no principal is payable until maturity.

5. Net (Loss) per Common and Series A Common Share for the three months ended March 31, 2000 and 1999, was computed based on the weighted average number of Common and Series A Common Shares outstanding during the period.

6. Supplemental Cash Flow Information. In 2000, additions to property and equipment of $17.5 million were financed through an increase in long-term debt.

   During the three months ended March 31, 2000, the Company incurred interest charges totaling $10.5 million. The interest charges were comprised of $2.6 million related to the Revolving Credit Agreement with Telephone and Data Systems, Inc. ("TDS"), $1.6 million for TDS guarantee fees on the Series A and Series B Zero Coupon Notes and obligations under the 1998 Credit Agreement with Nokia Networks Inc. ("Nokia", formerly known as Nokia Telecommunications Inc.) $1.5 million paid to Nokia for interest charges relating to the 1998 Credit Agreement and $4.8 million in accreted interest on the Series A and Series B Zero Coupon Notes. All interest charges incurred were expensed in 2000.

   During the three months ended March 31, 1999, the Company incurred interest charges totaling $22.0 million. The interest charges were comprised of $15.1 million related to the Revolving Credit Agreement with Telephone and Data Systems, Inc. ("TDS"), $2.0 million for TDS guarantee fees on the Series A and Series B Zero Coupon Notes and obligations under the Nokia 1998 Credit Agreement, $0.5 million paid to Nokia for interest charges relating to the 1998 Credit Agreement and $4.4 million in accreted interest on the Series A and Series B Zero Coupon Notes. All interest charges incurred were expensed in 1999.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     VOICESTREAM WIRELESS CORPORATION
                                     -------------------------------------------
                                                 (Registrant)


Date   May 15, 2000                  By /S/     Alan R. Bender
-----------------------------          -----------------------------------------
                                                 (Signature)
                                       Alan R. Bender, Executive Vice President